SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): April 24, 1998

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE (State or Other Jurisdiction of  Incorporation)


      0-20573                                        06-0854713
(Commission File Number)                 (I.R.S. Employer Identification No.)


                              4 West Kenosia Avenue
                                Danbury, CT 06810
                    (Address of Principal Executive Offices)

                                      06810
                                   (Zip Code)
                                 (203) 744-4400
                 (Registrant's Telephone Number, including area code)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     The Board of Directors has selected the accounting firm of Schneider Ehrlich & Wengrover L.L.P. to serve as independent accountants to Sonics & Materials, Inc. (the "Company") to perform the annual audit for the year ending June 30, 1998. Grant Thornton LLP previously served as the independent accountants of the Company and performed the annual audit for the fiscal year most recently completed. Grant Thornton LLP had served as the Company's independent accountants since 1995.

     The decision to change accountants was not occasioned by any disagreement or advice given on any matter by Grant Thornton LLP. On April 24, 1998, the Company terminated Grant Thornton LLP as the Company's principal accountants and engaged Schneider Ehrlich & Wengrover L.L.P. as the Company's principal accountants. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

     During the Company's two most recent fiscal years and the subsequent interim periods preceding such termination, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     The audit reports of Grant Thornton LLP on the financial statements of the Company for either of the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the subsequent interim periods preceding such termination, there were no events for which disclosure is required pursuant to Item 304(a)(1)(iv) of Regulation S-B promulgated under the Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(a)  Financial Statements

     No financial statements are required to be filed as a part of this report.

(b)  Pro Forma Financial Information

     No pro forma financial information is required to be filed as a part of this report.

(c)  Exhibits

     16. Letter, dated April 29, 1998, from Grant Thornton LLP to Securities and Exchange Commission regarding change in certifying accountant.

            All other Items in this report are inapplicable.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SONICS & MATERIALS, INC.

Date:  April 30,1998                  By: /s/ Robert S. Soloff
                                      Name:  Robert S. Soloff
                                      Title: Chief Executive Officer